EXHIBIT (J)(1)

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of the Delphi Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Counsel and Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 29, 2004

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to the Board of Trustees of Kobren Insight Funds and the Shareholders of the Kobren Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Custodian, Counsel and Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 29, 2004

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